UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 14, 2005
Date of Report (Date of earliest event reported)

ENCORE CLEAN ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-26047	65-0609891
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 610, 375 Water Street
Vancouver, BC Canada	V6B 5C6
(Address of principal executive offices)	(Zip Code)

(604) 801-5566
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Encore Clean Energy, Inc. (the “Company”) has, effective January 14, 2005, entered into a limited liability company agreement (the “LLC Agreement”) with Robert D. Hunt and The Abell Foundation, Inc. (the “Abell Foundation”), for World, Wind and Water Energy LLC, a limited liability company formed under the laws of Delaware (the “LLC”). The LLC was formed by the parties to further develop the wind and hydro turbine patents that the Company had licensed from Mr. Hunt, their inventor. Under the LLC Agreement, in exchange for the capital contributions described below, the Company now owns a 60% interest in the LLC, Mr. Hunt owns a 30% interest and the Abell Foundation owns the remaining 10% interest in the LLC.

Capital Contributions of Encore and Mr. Hunt

Concurrent with the Company’s entry into the LLC Agreement, the Company entered into a technology contribution agreement with Mr. Hunt and the LLC (the “Technology Contribution Agreement”), pursuant to which, and in consideration for their interests in the LLC, the Company and Mr. Hunt agreed to assign all right, title and interest in and to the following patents, including any improvements or enhancements thereto (the “Contributed Technologies”), to the LLC:

Patent Number	Date of Patent	Patent Name
U.S. Provisional Application No. 60/452,119	March 6, 2003
“Hydraulic or pneumatic sail mechanism – Improved method of power generation, refrigeration, pumping, and compression from wind energy, wave energy, or water current energy, via the sue of sails constructed of electronically controlled rotatable and extendable shutters to reduce drag and to increase power”

U.S. Provisional Application No. 60/500,362	September 3, 2003	“Self-Actuated Horizontal Wind Shutters For a Vertical Axis Wind Turbine”
International Patent Application No. PCT/US2004/007369	March 6, 2003	“Hybrid Wind and Solar Powered Turbine; Hydro-Turbine; Air Compressor; Hydraulic Pump; Air or Hydro-Propeller, having Pivotable Shutters on a Rotating Disk”

Capital Contributions of the Abell Foundation

Under the LLC Agreement, the Abell Foundation has agreed to provide the LLC with an initial capital contribution of up to $100,000, payable in installments. The first installment, totaling $50,000 (the “First Installment”), was delivered by the Abell Foundation upon execution of the LLC Agreement and the Technology Contribution Agreement. Under the LLC Agreement, the Abell Foundation will contribute up to an additional $50,000 in one or more installments. In addition, the Abell Foundation has been provided with a right of first refusal for any interests in the LLC that the LLC may propose to sell in the future.

Under the LLC Agreement, the Abell Foundation may, at its discretion, choose not to provide any contributions in excess of the First Installment, in which case the Abell Foundation’s interest in the LLC will be reduced pro rata to the amount actually contributed by them. If the Abell Foundation chooses not to provide the LLC with contributions in excess of the First Installment and the Abell Foundation has not otherwise purchased additional interests in the LLC such that their interest in the LLC falls below 10%, title to the Contributed Technology will be returned to Mr. Hunt and the Company’s exclusive license rights will be restored.

LLC Warrant

In addition to their 10% interest in the LLC granted pursuant to the LLC Agreement, the Abell Foundation was granted a warrant to acquire up to an additional 25% interest in the LLC at an exercise price of $20,000 per each one percentage interest to be acquired for a total potential contribution of $500,000. This warrant expires on January 14, 2008.

Robert D. Hunt

Mr. Hunt is the inventor and, prior to effective date of the transactions described above, the owner of the Contributed Technologies. As a result of the Company’s acquisition of Cryotherm, Inc. in 2003, prior to the execution of the agreements described above, the Company owned the exclusive worldwide license rights to the Contributed Technologies. In addition to being the inventor of the Contributed Technologies, Mr. Hunt is a principal stockholder of, and a consultant to, the Company.

The Abell Foundation

The Abell Foundation is an unrelated charitable organization based in Baltimore, Maryland. One of the Abell Foundation’s many active goals is to invest in companies that create jobs in Baltimore and promote various social objectives such as increasing energy efficiency and producing alternative energy sources.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01           COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective on January 14, 2005, the Company has assigned its exclusive worldwide license rights to the Contributed Technologies to the LLC in exchange for a 60% interest in the LLC. See Item 1.01 “Entry Into A Material Definitive Agreement”.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Limited Liability Company Agreement of World, Wind and Water LLC, dated January 14, 2005, between Encore Clean Energy, Inc., Robert D. Hunt and The Abell Foundation, Inc.

10.2	First Amendment to the Limited Liability Company Agreement of World, Wind and Water Energy LLC dated January 14, 2005.

10.3	Technology Contribution Agreement, dated January 14, 2005, between Encore Clean Energy, Inc., Robert D. Hunt and World, Wind and Water Energy LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CLEAN ENERGY, INC.

Date: January 14, 2005
	By:	/s/Daniel B. Hunter
DANIEL B. HUNTER
President, Chief Executive Officer
and Chief Financial Officer